UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2021
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55477	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On October 25, 2021, FingerMotion, Inc. (the “Company”) issued a news release to announce that its subsidiary Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe”) has trademarked two new brands, “Ji Shi Fu” and “Baowo”, which are expected to facilitate the underwriting of an innovative device protection program for telecom customers in China. The maintenance services could cover hundreds of stores in more than 10 provinces, and potential products include broken mobile phone screens, accidental damage repairs and compensation, older device trade-in’s and other services with the anticipation of gaining new users and opening new revenue channels. JiuGe expects these new brands, with the assistance of a large American insurance company, to be integrated into the Company’s China telecom systems in early 2022 to provide these seamless value-added mobile phone products to subscribers.

The Company believes there is a tremendous opportunity that exists in servicing this market based on relevant trends in other foreign markets. Preliminary beta testing will be conducted in the Shanghai, Guangdong, Anjui, Zhejiang, and Henan provinces and cities. More details will be provided when the testing is completed.

“This latest development demonstrates the flexibility of our business model to explore ways to monetize our vast active user base,” said Martin Shen, CEO of FingerMotion, Inc. “We are delighted to commence our beta testing on this mobile device protection product later this month and believe this will eventually represent another significant revenue stream.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: October 26, 2021	By:	/s/ Martin J. Shen
Martin J. Shen CEO